Exhibit 99.1

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31, 2006 (Unaudited)	December 31, 2005
Cash and cash equivalents	$79.5	$152.9
Trade receivables, net	903.4	711.4
Inventories	588.6	441.1
Other current assets	104.2	89.0
Assets of discontinued operations	14.5	37.0

Total current assets	1,690.2	1,431.4

Property, plant and equipment, net	445.7	352.5
Goodwill	122.8	115.7
Intangible assets, net	64.6	60.4
Investments	26.0	22.3
Other assets	138.5	113.3

Total assets	$2,487.8	$2,095.6

Short-term debt and current portion of long-term debt	$5.8	$3.3
Accounts payable, trade and other	422.7	358.6
Advance payments and progress billings	448.1	347.0
Other current liabilities	326.7	306.2
Liabilities of discontinued operations	4.9	43.1

Total current liabilities	1,208.2	1,058.2

Long-term debt, less current portion	212.6	252.6
Other liabilities	181.0	85.3
Common stock	0.7	0.7
Other stockholders’ equity	885.3	698.8

Total liabilities and stockholders’ equity	$2,487.8	$2,095.6